                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement            Confidential, for Use of the
/X/ Definitive Proxy Statement             Commission Only (as permitted
/ / Definitive Additional Materials                 by Rule 14a-6(e)(2))   / /
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               Eagle Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): / /        No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------

         2. Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

         4. Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

         5. Total Fee Paid:

            --------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:


         2. Form, Schedule or Registration Statement No.:


         3  Filing Party:


         4. Date Filed:

                               EAGLE BANCORP, INC.
                              7815 WOODMONT AVENUE
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2005

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

         The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the "Company"), will be held at

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                               Bethesda, Maryland
                            on Tuesday, May 17, 2005

for the following purposes:

         1. To elect eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

         2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on March 28, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                  By Order of the Board of Directors



                                  Zandra D. Nichols, Corporate Secretary



April 4, 2005








         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                               EAGLE BANCORP, INC.
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814


                         ------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                         ------------------------------


                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Tuesday, May 17, 2005, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

              1. electing eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

              2. transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held at:

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                               Bethesda, Maryland

         This proxy statement and proxy card are being sent to shareholders of the Company on or about April 4, 2005. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which includes our audited financial statements, also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 28, 2005 (the "Record Date"), will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 7,088,651 shares of common stock, par value $.01 per share (the "common stock") outstanding, held by approximately 1,950 total beneficial shareholders, including approximately 878 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

         o   by granting a later proxy with respect to the same shares;
         o by sending written notice to Zandra D. Nichols, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or
         o   by voting in person at the meeting.

         Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, NOMINEES, OFFICERS AND CERTAIN
BENEFICIAL OWNERS

         The following table sets forth certain information concerning the number and percentage of whole shares of the Company's common stock beneficially owned by its directors, nominees for director, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as of March 11, 2005 as well as information regarding each other person known by the Company to own in excess of five percent of the outstanding common stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

                  Name                                      Position                    Number of Shares       Percentage(1)
------------------------------------------     -----------------------------------    ---------------------    ---------------
Leonard L. Abel                                  Chairman of Board of Company,             230,554  (2)            3.22%
                                                        Director of Bank
Leslie M. Alperstein, Ph.D.                           Director of Company                   42,510  (3)            0.60%
Dudley C. Dworken                                 Director of Company and Bank             151,103  (4)            2.12%
Michael T. Flynn                                  Executive Vice President and              22,880  (5)            0.32%
                                                Director of Company; President,
                                                  Chief Executive Officer and
                                                        Director of Bank
Eugene F. Ford, Sr.                                   Director of Company                  107,065  (6)            1.51%
Philip N. Margolius                               Director of Company and Bank             139,934  (7)            1.97%
Ronald D. Paul                                    Vice Chairman, President and             464,825  (8)            6.42%
                                               Treasurer of Company; Chairman of
                                                         Board of Bank
Leland M. Weinstein                             Nominee for Election as Director            81,294  (9)            1.14%
                                                  of Company, Director of Bank
Thomas D. Murphy                                Executive Vice President, Chief             52,635  (10)           0.74%
                                               Operating Officer and Director of
                                                              Bank
Susan G. Riel                                   Executive Vice President, Chief             41,232  (11)           0.58%
                                                 Administrative Officer of Bank
Martha Foulon-Tonat                             Executive Vice President, Chief             40,697  (12)           0.57%
                                                    Lending Officer of Bank
All directors, nominees and executive
officers of Company as a group (13 persons)                                              1,415,809  (13)           18.76%

(1) Represents percentage of 7,087,784 shares issued and outstanding as of March 11, 2005, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of March 11, 2005 (other than rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan), and except with respect to all directors and executive officers of the Company and the Company and the Bank as groups, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options.
(2) Includes options and warrants to purchase 64,675 shares of common stock, 155,415 shares of common stock held jointly and 10,237 shares held by spouse.
(3) Includes 41,340 shares of common stock held jointly, and options to purchase 520 shares of common stock. (4) Includes 65,000 shares held in a trust of which Mr. Dworken is beneficiary, 34,041 shares held jointly and options and warrants to purchase 31,151 shares of common stock.
(5)      Includes options to purchase 22,750 shares of common stock.
(6) Includes options and warrants to purchase 24,484 shares of common stock, 39,747 shares held by his spouse and 8,287 held in a limited partnership account.
(7) Includes options to purchase 2,047 shares of common stock, 107,893 shares in trust accounts for which Mr. Margolius has voting rights, 5,200 shares held by his spouse and 18,034 held in a profit sharing account for which Mr. Margolius is the beneficiary.
(8) Includes options to purchase 146,975 shares of common stock and 187,525 shares held in trust for his children. Also includes 39,650 shares held by a third party trustee in a trust for the benefit of family members of Mr. Paul, as to which he disclaims beneficial ownership.
(9) Includes 29,311 shares held jointly and options and to purchase 13,045 shares of common stock. (10) Includes options to purchase 49,270 shares of common stock. Also includes 585 shares held by his spouse for their minor child.
(11)     Includes options to purchase 34,320 shares of common stock.
(12) Includes options to purchase 34,320 shares of common stock, and 2,121 shares held in trust for minor children.
(13) Includes options and warrants to purchase 459,307 shares of common stock.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated eight (8) persons for election as director at the meeting, for a one-year period until the 2006 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director, other than Mr. Weinstein, currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director and nominee for election as director, other than Mr. Paul and Mr. Flynn, is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Board Recommendation. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as director, in the order of the number of votes received THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the nominees for election as a director of the Company, other than Mr. Alperstein and Mr. Ford, also currently serves as a director of the Bank.

         Leonard L. Abel. Mr. Abel, 78, is Chairman of the Board of Directors of the Company, and has served in that position since the organization of the Company. Until retiring in 1993, Mr. Abel was partner-in-charge of the certified public accounting firm of Kershenbaum, Abel, Kernus and Wychulis, Rockville, Maryland with which he served for forty-five years. From October 1996, until resigning in September 1997, Mr. Abel was a member of the Board of Directors of F&M National Corporation (NYSE) and its wholly owned subsidiary, F&M Bank - Allegiance, Bethesda, Maryland, and prior to that time was Chairman of the Board of Allegiance Bank, N.A. (collectively with F&M Bank - Allegiance, "Allegiance") and its holding company Allegiance Banc Corporation, from their organization until their acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation ("F&M"). Mr. Abel was also Chairman of the Board of Directors of Central National Bank of Maryland from 1968 until its acquisition in 1986 by Citizens Bank of Maryland (now SunTrust Banks, Inc.).

         Leslie M. Alperstein, Ph.D. Mr. Alperstein, 62, has been President of Washington Analysis, LLC, a leading governmental policy investment research group in Washington DC, since its inception in 1973. He has served as Executive Managing Director and Director of Research of HSBC Securities, Inc., Director of Economic and Investment Research for NatWest Securities, Prudential Securities, Shields Model Roland, Inc. and Legg Mason & Co. His professional memberships include the National Association of Business Economists, the National Economists Club, and the Washington Society of Investment Analysts. Mr. Alperstein was appointed to the Board of Directors in September 2003.

         Dudley C. Dworken. Mr. Dworken, 55, has served as a director of the Company since August 1999. Mr. Dworken is the owner of Curtis Chevrolet-Geo, an automobile dealership in Washington, D.C. Mr. Dworken was a Director of Allegiance from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M. Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington D.C./Montgomery County area.

         Michael T. Flynn. Mr. Flynn, 57, is President and Chief Executive Officer of the Bank. Mr. Flynn has over 30 years experience in the banking industry in the Washington, DC and Maryland region. Prior to joining EagleBank in January 2004, he was the Washington region executive for Mercantile Bankshares Corporation from April 2003. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that held several executive level positions for Bank of America and predecessor companies. He has been involved in community affairs throughout his career, particularly educational groups including the American Institute of Banking and the Corcoran College of Art & Design. He is a Director of the Montgomery County Workforce Investment Board and the Maryland Banking School. Mr. Flynn was appointed to the Board of Directors in January 2004.

         Eugene F. Ford, Sr. Mr. Ford, 75, has served as a director of the Company since its organization. Mr. Ford is engaged in the business of property management and development as Chairman of Mid-City Financial Corporation, an apartment developer, of which he was also president until 1995. He is Chairman of the Community Preservation and Development Corporation, a non-profit organization in the business of preserving public purpose housing complexes and providing social program support for residents thereof. Through his ownership of Mid-City Financial, Mr. Ford is the largest owner of assisted living housing units in Maryland and the Washington metropolitan area. Mr. Ford has received numerous awards for his work in the housing development field.

         Philip N. Margolius. Mr. Margolius, 64, a graduate of Dartmouth College and Yale Law School, is a partner in The Margolius Firm, a law firm in Washington, D.C. He specializes in estate planning, probate, real estate, non-profit organizations. Mr. Margolius has been an adjunct professor at the Washington College of Law at American University and lectures to professional groups in the community on estate planning. Washingtonian Magazine named him one of the area's leading real estate attorneys. Mr. Margolius has served on the Board of the Bank since June 2000 and was appointed to the Board of Directors of the Company in September 2003.

         Ronald D. Paul. Mr. Paul, 49, is President and Vice Chairman of the Board of Directors of the Company and Chairman of the Board of Directors of the Bank, and has served in such positions since the organization of the Company and the Bank. Mr. Paul served as Interim President of the Bank from November 3, 2003 until January 26, 2004. Mr. Paul is President of Ronald D. Paul Companies and RDP Management, which are engaged in the business of real estate development and management activities. Mr. Paul is also active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund. Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995. Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.

         Leland M. Weinstein. Mr. Weinstein, 42, has served as President of Syscom Services, Inc., a technology consulting and integration firm, since 1997. Previously, he spent thirteen years with Automated Digital Systems (ADS), an integrator of duplication and fax technologies, where he rose to president and owner of the company (he sold ADS to Alco Standard Corporation, which became Ikon Office Solutions). Mr. Weinstein has been appointed to advisory councils for Xerox, Intel/Dialogic, Sharp Electronics, Captaris/Rightfax, Murata Business Systems, Brooktrout Technologies, Panasonic Electronics and the technology council of the American Society of Association Executives (ASAE). He sits on the Board of Governors of the University of Maryland Alumni Association and is involved in numerous charities. Mr. Weinstein has served on the Board of the Bank since 1998. Mr. Weinstein was recommended for nomination as a director of the Company by Mr. Abel, Chairman of the Board of Directors of the Company.

ELECTION OF DIRECTORS OF THE BANK

         If elected, the nominees for election as directors intend to vote for Mr. Abel, Mr. Dworken, Mr. Flynn, Mr. Margolius, Mr. Paul, Mr. Weinstein and the following persons to serve as directors of the Bank, each of whom currently serves as a director of the Bank.

         Arthur H. Blitz. Mr. Blitz, 64, an attorney engaged in private practice since 1971, is a partner in the Bethesda, Maryland law firm of Paley, Rothman, Goldstein, Rosenberg & Cooper. Mr. Blitz was a director of Allegiance at various times from 1987 to October 1997.

         Steven L. Fanaroff. Mr. Fanaroff, 45, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981. Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until October 1997.

         Harvey M. Goodman. Mr. Goodman, 49, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977. He is a director and past president of the National Association of Public Insurance Adjusters, and is a director and principal of Adjusters International, a national public adjusting firm.

         Neal R. Gross. Mr. Gross, 62, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977. Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.

         Benson Klein. Mr. Klein, 60, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978. Mr. Klein is also engaged in real estate investment activities in Montgomery County. He served as a director of F&M Bank - Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank. Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, D.C./Montgomery County area.

         Bruce H. Lee. Mr. Lee, 40, is Senior Vice President of Development and President Elect of Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery Land partnership, LLP. Mr. Lee is past president of the Greater Silver Spring Chamber of Commerce and was the Chamber's charter president in 1993. Mr. Lee is an elected Council member and current Chairman of the Township of Chevy Chase View.

         Thomas D. Murphy. Mr. Murphy, 57, the Executive Vice President - Chief Operating Officer of the Bank, served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997. Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 31 years experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce.

         Kim Natovitz. Ms. Natovitz, 41, is the President of Long Term Care Planning Services, Inc., an independent general agency that specializes in long term care insurance. Prior to establishing her own firm, she was a life insurance and pension specialist with Safeco Life Insurance Company and a marketing representative for an insurance brokerage firm. Ms. Natovitz is a state approved long-term care insurance instructor and conducts continuing education courses for accountants, attorneys, financial planners and insurance agents.

         J. Mitchell Neitzey. Mr. Neitzey, 48, is the Vice President and Chief Financial Officer of EFO Capital Management, Inc. an investment management firm based in Washington, D.C. EFO directs a diversified portfolio of marketable securities, venture capital investments and real estate development projects. A lifelong resident of the Washington area, Mr. Neitzey's professional career includes senior positions in commercial banking and investment consulting.

         Donald R. Rogers. Mr. Rogers, 59, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner. Mr. Rogers was a member of the Board of Directors of Allegiance from 1987 until October 1997.

         Worthington H. Talcott, Jr. Mr. Talcott, 53, an attorney engaged in private practice since 1979, has been a partner in Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1998. Mr. Talcott has been an active member of the Juvenile Diabetes Foundation, serving as a member of the Board of Directors for the Capital Chapter from 1992 to 1996, and as President of the Capital Chapter from 1994 to 1995.

         Charles F. Tate. Mr. Tate, 51, a certified public accountant, is the Managing Partner and Chief Executive Officer of Tate & Tryon, a certified public accounting and technology consulting firm in Washington, D.C. Prior to forming that firm, he served in the Washington, D.C. office of Ernst & Young, LLP. Mr. Tate is active in a number of professional organizations for the accounting profession, is a fellow of the American Society of Association Executives, and a member of the audit committee of the Chevy Chase Village Municipal Government.

         Eric H. West. Mr. West, 42, is a founding principal of West, Lane & Schlager/Oncor International, specializing in tenant representation and strategic real estate consulting in the Washington, D. C. metropolitan area. Previously, he served for nine years as Senior Vice President at Barrueta & Associates. During his career, Mr. West has developed a specialty in not-for-profit organizations and corporations, leading to ongoing relationships with such diverse groups as The National Council on the Aging, The American Forest and Paper Association, The American Iron & Steel Institute, among many others.

COMMITTEES, MEETINGS AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met twelve (12) times during 2004. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2004 fiscal year or any portion thereof.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee of the Company is currently comprised of Mr. Dworken, the Chairman, and Messrs. Abel, Alperstein and Ford. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). During the 2004 fiscal year, the Audit Committee of the Company met seven (7) times. The Board of Directors has determined that Mr. Alperstein is an "audit committee financial expert" as defined under regulations of the Securities and Exchange Commission.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors has a standing nominating committee, consisting of all of the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200. The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company's website at www.eaglebankmd.com.

         The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

         The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include:
(a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders

         Compensation. During 2004, the Company's Board of Directors did not have a standing compensation committee. The Benefits Committee of the Bank, which served as the compensation committee for the Company prior to 2004, is currently comprised of Mr. Blitz, the Chairman, and Messrs. Abel, Dworken, Flynn, Goodman, Lee, Natovitz, Paul, Rogers and Weinstein. The Benefits Committee is responsible, together with management, for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, other than executive officers of the Company. The Benefits Committee recommends executive officer compensation levels to the Company's Board of Directors. Executive officer compensation decisions are determined by the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200(a)(15). Messrs. Paul and Flynn do not participate in, or remain present during Board discussions of their compensation. The Benefits Committee is also responsible for annually nominating the officers of the Company and Bank and evaluating the performance thereof. During the 2004 fiscal year, the Benefits Committee met three (3) times.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with Stegman and Company, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Stegman and Company, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Stegman and Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2004. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman and Company is compatible with the auditor's independence.

                         Members of the Audit Committee

                         Dudley C. Dworken, Chairman
                         Leonard L. Abel
                         Leslie M. Alperstein
                         Eugene F. Ford, Sr.

DIRECTORS' COMPENSATION

         During 2004, each non-employee director of the Company other than Mr. Abel was entitled to elect to receive cash compensation of $200 for each meeting of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank attended. The meeting fee for 2005 is currently $200. Directors of the Bank were entitled to elect to receive options to purchase 15 shares for each meeting attended in lieu of the cash meeting fee. Additionally, in July 2004, the Company instituted a $1,500 annual retainer for members of the Board of Directors of the Company and Bank ($2,250 for persons who serve on both Boards), which fee was prorated for 2004. Directors of both the Company and the Bank are eligible to receive grants of warrants or options under the Company's Option Plan. During 2004, Mr. Ford and Mr. Dworken received options to purchase 780 shares of common stock, Mr. Alperstein and Mr. Margolius received options to purchase 520 shares of common stock, and directors of the Bank received options to purchase an aggregate of 6,630 shares of common stock, in each case as adjusted for the 1.3 for 1 stock split paid in February 2005. In 2004, an aggregate of $35,050 in meeting fees and retainers were paid to members of the Board of Directors of the Company and $158,300 was paid to members of the Board of Directors of the Bank, and options to purchase an aggregate of 1,111 shares of common stock, as adjusted for the stock split, were issued in lieu of meeting fees to Bank directors.

         During 2004, Mr. Abel, the Chairman of the Board of Directors of the Company received an annual payment of $48,000 in lieu of regular director fees from the Company and the Bank. Mr. Abel and the Company are parties to an agreement governing his service and compensation as Chairman. The term of Mr. Abel's current agreement expires on December 31, 2007. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Abel has given notice of his intention not to renew the term. Under his agreement, Mr. Abel is entitled to receive an annual fee, currently $48,000, subject to periodic increase, in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Abel's service for any reason other than for cause (as defined), Mr. Abel (or his estate), is entitled to receive an amount equal to
2.99 times his then current annual fee, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Abel were entitled to receive the termination benefits as of the date hereof, he would receive approximately $143,520.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, and the four most highly compensated executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2004.

                                                                                       Long-term
                                                Annual Compensation               Compensation Awards
                                   ---------------------------------------------- --------------------
   Name and Principal Position         Year           Salary          Bonus           Securities          All Other
                                                                                  Underlying Options   Compensation($)
---------------------------------- -------------- --------------- --------------- -------------------- -----------------
Ronald D. Paul, President of the       2004          $90,000              $0             -0-                  $0
Company                                2003          $90,000              $0          36,400(1)               $0
                                       2002          $90,000              $0           5,200(1)               $0
Michael T. Flynn, President &          2004         $206,795         $20,000          19,500(1)          $14,955(2)
Chief Executive Officer of the
Bank
Thomas D. Murphy, Executive Vice       2004         $195,103         $18,500           6,500(1)          $18,894(3)
President- Chief Operating             2003         $182,500          $5,000           3,575(1)          $17,577(4)
Officer of the Bank                    2002         $170,000         $12,500             -0-             $18,434(5)

Susan G. Riel, Executive Vice          2004         $158,125         $19,000           6,500(1)          $16,997(6)
President - Chief Administrative       2003         $135,000          $5,000           3,575(1)          $12,255(7)
Officer of the Bank                    2002         $122,500         $12,500             -0-              $7,735(8)

Martha Foulon-Tonat, Executive         2004         $158,125         $14,000           6,500(1)          $13,303(9)
Vice President - Chief Lending         2003         $135,000          $5,000           3,575(1)          $12,255(10)
Officer of the Bank                    2002         $122,500         $12,500           7,400(1)           $9,675(11)

(Footnotes appear on the following page.)

(1) As adjusted to reflect the 1.3 for 1 stock split in the form of a 30% stock dividend paid on February 28, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.
(2) Includes $8,840 car allowance, $1,480 insurance premium and $4,995 401(k) matching contribution.
(3) Includes $7,800 car allowance, $5,534 insurance premium and $5,560 401(k) matching contribution.
(4) Includes $7,800 car allowance, $4,302 insurance premiums and $5,475 401(k) matching contribution.
(5) Includes $7,800 car allowance, $5,534 insurance premium and $5,100 401(k) matching contribution.
(6) Includes$7,800 car allowance, $4,422 insurance premium and $4,775 401(k) matching contribution
(7)      Includes $7,800 car allowance and $4,455 401(k) matching contribution.
(8)      Includes $3,600 car allowance and $3,675 401(k) matching contribution.
(9) Includes $7,800 car allowance, $728 insurance premium and $4,775 401(k) matching contribution
(10)     Includes $7,800 car allowance and $4,455 401(k) matching contribution.
(11)     Includes $6,000 car allowance and $3,675 401(k) matching contribution.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable Value
                           Number of          Percent of                                         at Assumed Annual Rate of
                          Securities         Total Options                                      Stock Price Appreciation for
                          Underlying          Granted to       Exercise                                 Option Term
                            Options          Employees in      Price Per                        ------------------------------
      Name                 Granted(1)         Fiscal Year      Share(1)      Expiration Date          5%              10%
---------------------  ------------------   ----------------  -----------  ------------------   --------------  --------------
Ronald D. Paul                -0-                  N/A           N/A              N/A                N/A             N/A

Michael T. Flynn            19,500              14.83%          $14.80       January 26, 2014          $181,472       $459,942

Thomas D. Murphy             6,500               6.02%          $13.46       January 4, 2014           $ 55,014       $139,433

Susan G. Riel                6,500               5.87%          $14.20       January 12, 2014          $ 58,038       $147,099

Martha Foulon-Tonat          6,500               5.87%          $14.20       January 12, 2014          $ 58,038       $147,099

(1) As adjusted to reflect the 1.3 for 1 stock split in the form of a 30% stock dividend paid on February 28, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                                     Number of Securities            Value of Unexercised
                               Shares                               Underlying Unexercised           In-The-Money Options
                            Acquired on                          Options at December 31, 2004        at December 31, 2004
         Name                 Exercise        Value Realized      Exercisable/Unexercisable       Exercisable/Unexercisable(1)
-----------------------    ---------------    ----------------    --------------------------      ----------------------------
Ronald D. Paul                  -0-                 $0                 124,019/20,901               $1,209,659/$45,355
Michael T. Flynn                -0-                 $0                       19,500/0                   $18,750/$0
Thomas D. Murphy                -0-                 $0                       46,020/0                   $388,009/$0
Susan G. Riel                   -0-                 $0                       31,070/0                   $237,943/$0
Martha Foulon-Tonat             -0-                 $0                       31,070/0                   $237,943/$0

(1) Based on the $15.76 closing price on December 31, 2004, as adjusted for the 1.3 for 1 stock split in the form of a 30% stock dividend paid on February 28, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.

         The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President of the Company. The current term of Mr. Paul's employment agreement expires on December 31, 2007. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $90,000, subject to periodic increase. Mr. Paul also received options to purchase 31,200 shares of common stock, vesting over a four year period, subject to acceleration upon termination of employment, with a $13.59 exercise price, as adjusted, under the terms of his agreement, and may receive additional grants in the discretion of the Board of Directors. Mr. Paul may also receive a bonus in the discretion of the Board of Directors. The compensation under Mr. Paul's employment agreement is in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Paul's employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive and amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Paul were entitled to receive the termination benefits as of the date hereof, he would receive approximately $269,100.

         Mr. Flynn has an employment agreement with EagleBank pursuant to which he serves as Executive Vice President of the Company and President & CEO of the Bank. Mr. Flynn, pursuant to this agreement, which expires December 31, 2006, is entitled to a current annual base salary of $227,000, $750,000 of Bank paid life insurance (at standard rates), a $9,000 annual car allowance, and participation in all other health, welfare, benefit, stock, option and benefit programs, if any generally available to officers or employees of the Bank or the Company. If Mr. Flynn's employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the agreement. In the event of termination of Mr. Flynn's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Mr. Flynn would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a "parachute payment." If Mr. Flynn were entitled to receive the termination benefits as of the date hereof, he would receive a maximum of approximately $678,730.

         Mr. Murphy has an employment agreement with EagleBank pursuant to which he serves as Executive Vice President and Chief Operating Officer of the Bank. Mr. Murphy, pursuant to his agreement, which expires December 31, 2006, is entitled to a current annual base salary of $210,000, $600,000 of Bank paid life insurance (at standard rates), a $7,800 annual car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Mr. Murphy's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the employment agreement. In the event of termination of Mr. Murphy's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Mr. Murphy would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Murphy were entitled to receive the termination benefits as of the date hereof, he would receive a maximum of approximately $627,900.

         Ms. Riel has an employment agreement with EagleBank pursuant to which she serves as Executive Vice President and Chief Administrative Officer of the Bank. Ms. Riel, pursuant to her agreement, which expires December 31, 2006, is entitled to a current annual base salary of $182,000, $600,000 of Bank paid life insurance (at standard rates), a $7,800 car allowance and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Riel's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Riel's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Ms. Riel would be entitled to receive a lump sum payment equal to 2.99 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Riel were entitled to receive the termination benefits as of the date hereof, she would receive a maximum of approximately $544,180.

         Ms. Tonat has an employment agreement with the Bank pursuant to which she serves as Executive Vice President and Chief Lending Officer of the Bank. Ms. Tonat, pursuant to her agreement, which expires December 31, 2006, is entitled to a current annual base salary of $182,000, $600,000 of Bank paid life insurance (at standard rates), a $7,800 car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Tonat's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Tonat's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Ms. Tonat would be entitled to receive a lump sum payment equal to 2.99 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Tonat were entitled to receive the termination benefits as of the date hereof, she would receive a maximum of approximately $544,180.

         Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee's salary, for substantially all full time employees.

         Stock Option Plan. The Company maintains a stock option plan, adopted by shareholders at the 1999 annual meeting, to attract, retain, and motivate key officers of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares.

         The 1998 Stock Option Plan (the "Option Plan") is administered by a committee (the "Committee"), appointed by the Board of Directors of the Company, consisting of not less than two (2) members of the Board and up to three (3) additional members, who may be members of the Board of Directors, members of the Bank's Board of Directors, or non-director officers of the Company or the Bank. Members of the Committee may be Employee Directors or Non-Employee Directors, and serve at the pleasure of the Board of Directors. In the absence at any time of a duly appointed Committee, the Option Plan will be administered by the full Board of Directors.

         The purpose of the Option Plan is to advance the interests of the Company by providing directors and selected key employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

         Under the Option Plan, 1,142,732 shares of common stock (as adjusted for the 25% stock split in the form of a dividend paid on March 31, 2000, the 40% stock split in the form of a dividend paid on June 15, 2001 and the 30% stock split in the form of a dividend on February 28, 2005), may be issued upon the exercise of "Options" granted under the Option Plan.

         Under the Option Plan, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grants warrants ("Warrants") and other Non-ISOs to directors of the Company, the Bank and their affiliates. ISOs, Non-ISOs and Warrants are collectively referred to as "Options." In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the Option Plan, the affected terms of all outstanding Options, and the aggregate number of shares of common stock remaining available for grant under the Option Plan. If any Option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such Options will be available for the grant of additional Options unless the Option Plan has expired or otherwise been terminated.

         The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the 1998 Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

         The Option Plan has a term of 10 years from December 9, 1998, its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.

         As of December 31, 2004, the Company had Options for the purchase of 663,153 shares of common stock issued and outstanding under the Option Plan. Subsequent to December 31, 2004, an aggregate of 115,830 Options were granted to employees, including grants of 15,600 immediately exercisable Options to Mr. Paul and 6,500 Options to each of Mr. Flynn, Mr. Murphy, Ms. Riel and Ms. Tonat, in each case as adjusted for the 1.3 for 1 stock split. At March 11, 2005, Options to acquire 258,622 shares of common stock remained available for issuance pursuant to the Option Plan.

         Employee Stock Purchase Plan. The Company also maintains the 2004 Employee Stock Purchase Plan (the "ESPP"). Under the ESPP a total of 195,000 shares of common stock, as adjusted for the 1.3 to 1 stock split in February 2005, were reserved for issuance to eligible employees at a price equal to at least 85% of the fair market value of the shares of common stock on the date of grant, and subject to limitations contained in the Internal Revenue Code. Grants each year expire no later than the last business day of January in the calendar year following the year in which the grant is made. As of March 11, 2005, 169,764 shares of common stock remained available for issuance under this Plan.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company or the Bank. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

         Susan G. Riel. Ms. Riel, 55, Executive Vice President - Chief Administrative Officer of the Bank, previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution's acquisition by First Union Bancorp in 1995. Ms. Riel has over 25 years of experience in the commercial banking industry.

         Wilmer L. Tinley, Jr. Mr. Tinley, 66, Senior Vice President and Chief Financial Officer of the Company and the Bank since June 1998, and currently Chief Financial Officer of the Company, operated his own tax, accounting and business services company from 1992 through 1998. Prior to that time, he served as the President and Chief Executive Officer of Montgomery National Bank (later Allegiance) from its organization in 1987 until 1992.

         James H. Langmead. Mr. Langmead, 57, Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp. Mr. Langmead, a CPA, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead was in the finance group at the Bank of Baltimore.

         Martha Foulon-Tonat. Ms. Tonat, 49, Executive Vice President and Chief Lending Officer of the Bank, served at Allegiance Bank from January 1990 to December 1997. Her duties included being Senior Vice President and Chief Lending Officer. Prior to her service at Allegiance Bank, Ms. Tonat served at various commercial banks in the area. She has over 21 years experience in the commercial banking industry.

REPORT OF THE COMPENSATION COMMITTEE

         The Benefits Committee of the Bank serves as the Compensation Committee of the Company. The Benefits Committee's duty is to review compensation policies applicable to executive officers of the Bank; to consider the relationship of corporate performance to that compensation; to approve salary and bonus levels for senior officers of the Bank, other than those who are executive officers of the Company; to administer various incentive plans of the Bank; to oversee the compensation system for all positions in the Bank; to consider the role of incentive pay, benefits and stock options in overall compensation; and to annually nominate the officers of the Company and Bank.

         The Company's Board of Directors did not have a standing compensation committee during 2004. The Benefits Committee of the Bank, also served as the compensation committee for the Company, and is comprised of Mr. Blitz, the Chairman, Messrs. Abel, Dworken, Flynn, Goodman, Lee, Paul, Rogers and Weinstein and Ms. Natovitz. The Benefits Committee recommends executive officer compensation levels to the Company's Board of Directors. Compensation decisions for the Chief Executive Officer and other executive officers of the Company and Bank are determined by the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200(a)(15). Messrs. Paul and Flynn do not participate in, or remain present during, Board discussions and/or voting on their compensation. They may participate in discussions relative to other executive officers, however, they do not vote on any actions taken.

         Under the Bank's compensation policies, which have been established by the Benefits Committee, bonus and incentive compensation is paid, and changes in base compensation are made, based both on the individual executive officer's performance, and the performance of the entire Bank. The Committee considers a number of factors when assessing performance, including but not limited to salaries paid by financial services companies, profits during the past year relative to profit plans, results of federal regulatory examinations, growth, and changes in shareholder value. Individual executive performance is based upon its determination of the officer's contributions to the performance of EagleBank and the accomplishment of the Bank's strategic goals. In assessing performance for the purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 2004 salary levels of the Bank's executive officers were established consistent with this compensation policy.

         The compensation of Mr. Paul, the President and Chief Executive Officer of the Company, represents a negotiated amount recommended by the Chairman of the Company and approved by independent directors of the Company, within the meaning of NASD Rule 4200(a)(15), as stated above. A substantial portion of the compensation paid to Mr. Paul is in the form of options to purchase common stock. During 2004, no option grants were awarded to Mr. Paul. During 2003 Mr. Paul was entitled to receive options to purchase an aggregate of 36,400 shares, and subsequent to December 31, 2004 he received options to purchase an additional 15,600 shares, in each case as adjusted for the stock split paid on February 28, 2005.

         Executive officers have been granted incentive stock options under Eagle Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers by providing them with a stake in the success of Eagle Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the Chairman of the Board of Eagle Bancorp, the Chairman of the Board of the Bank, and the President/CEO of the Bank, has the responsibility for granting stock options to key employees (other than Mr. Paul, Mr. Flynn and other executive officers of the Company, whose awards are recommended by the Benefits Committee and approved by the independent members of the Board of Directors) and administering the plans. The Management Committee of EagleBank recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. The Committee believes that the granting of stock options is a most appropriate form of long term compensation for executive officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Company's Stock Option Plan. The Committee and the Board of Directors intend to monitor the impact of changes in the accounting for stock options on the results of operations of the Company, and to consider alternative methods of providing incentive compensation to employees and officers of the Company.

         The Bank also pays discretionary cash bonuses to executive officers of the Bank. Annual bonuses are accrued as of the end of the fiscal year and are paid in January. Bonus amounts for 2004 were determined in accordance with the Senior Management Incentive Plan which was adopted for 2004. This plan considers the performance of both the bank and the individual officers in regards to several performance criteria including growth, profitability, asset quality and regulatory compliance. In conclusion, the Benefits Committee believes that executive compensation should be competitive yet reasonable, and be reflective of overall performance of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company and Bank at December 31, 2004 amounted to $9.94 million, representing approximately 16.99% of the Company's total shareholders' equity at December 31, 2004. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 2004, $4.12 million of loans were outstanding to individuals who, during 2004, were officers, directors or affiliates of the Company and Bank. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard Doubtful or Loss.

                          STOCK PERFORMANCE COMPARISON

         The following table compares the cumulative total return on a hypothetical investment of $100 in the Company's common stock on December 31, 1999 through December 31, 2004, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.

                                [LINE GRAPH]

                                                                December 31,
                                       ---------------------------------------------------------------
                                         1999       2000       2001      2002      2003       2004
                                       ---------- ---------- --------- --------- ---------- ----------
Eagle Bancorp, Inc.                       100.00      99.67    169.17    227.67     294.50     341.67
Nasdaq Stock Market Index - (Total
U.S.)                                     100.00      60.71     47.93     32.82      49.23      53.46
Nasdaq Bank Index                         100.00     114.67    126.23    131.93     171.42     190.26

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board of Directors has selected Stegman and Company to audit the Company's financial statements for the fiscal year ending December 31, 2005. Stegman and Company has audited the financial statements of the Company since its organization. Representatives of Stegman and Company are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit Fees.

         During 2004, the aggregate amount of fees billed to the Company by Stegman and Company for services rendered by it for the audit of the Company's financial statements and review of financial statements included in the Company's reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $89,937. In 2003, Stegman and Company billed $60,800 for such services.

         Audit-Related Fees.

         During 2004, Stegman and Company did not bill the Company for assurance and related services reasonably related to the performance of the audit services rendered. In 2003, Stegman and Company billed the Company $2,250 for audit-related services in regards to certain agreed upon procedures related to collateral verification.

         Tax Fees.

         During 2004, the aggregate amount of fees billed to the Company by Stegman and Company for tax advice, compliance and planning services was $9,000. In 2003, Stegman and Company billed $4,500 for such services.

         All Other Fees.

         Stegman and Company did not bill the Company any amounts for other services in 2004 or 2003.

         None of the engagements of Stegman and Company to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit charter.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2004 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO ZANDRA D. NICHOLS, CORPORATE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICES, 7815 WOODMONT AVENUE, BETHESDA, MARYLAND 20814.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that one Form 4 for each of Mr. Dworken and Mr. Flynn, reporting one transaction each, were filed late.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than December 5, 2005. Shareholder proposals for nominations for election as director must be received by the Company no later than January 3, 2006. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company's proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

                                       By Order of the Board of Directors




                                       Zandra D. Nichols, Corporate Secretary

April 4, 2005

                                 REVOCABLE PROXY
                               EAGLE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints Arthur H. Blitz and Bruce H. Lee, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 17, 2005 and at any adjournment or postponement of the meeting.

ELECTION OF DIRECTORS

         / /  FOR all nominees listed below

         / /  WITHHOLD AUTHORITY to vote for all nominees listed below

         / /  FOR all nominees, except as noted

         Nominees:  Leonard L. Abel, Leslie M. Alperstein, Dudley C. Dworken,
                    Michael T. Flynn, Eugene F. Ford, Sr., Philip N. Margolius, Ronald D. Paul, Leland M. Weinstein

         (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -----------------------------------------------------------------------

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                -----------------------------------------
                                Signature of Shareholder

                                -----------------------------------------
                                Signature of Shareholder

                                Dated:                             , 2005
                                       ----------------------------

                                ------------------------------------
                                Email Address

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         / / PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.